Exhibit 10.1

SLM Corporation 2012 Omnibus Incentive Plan

2018 Independent Director Restricted Stock Agreement
Pursuant to the terms and conditions of the SLM Corporation 2012 Omnibus Incentive Plan (the “Plan”), SLM Corporation (the “Corporation”) hereby grants to _______________(the “Grantee”) _____ shares of common stock of the Corporation, par value $0.20 (the “Restricted Stock”), on June 21, 2018 (the “Grant Date”) subject to the terms and conditions below. All capitalized terms used herein that are not defined shall have the meanings as set forth in the Plan.
100 percent of the Restricted Stock is subject to a risk of forfeiture and is non-transferable on the Grant Date.
Upon the Corporation’s 2019 annual meeting of stockholders (the “Vesting Event”), 100 percent of the Restricted Stock will vest and become transferable unless vested earlier as set forth below.
The Restricted Stock will vest and become transferable prior to the Vesting Event upon any of the following events: (i) the Grantee’s death or Disability or (ii) upon a Change in Control.
100 percent of the Restricted Stock will be forfeited if the Grantee ceases to be a director of the Corporation’s Board of Directors prior to the Vesting Event for any reason other than death, Disability (as defined below) or a Change in Control.
The Restricted Stock will be held in an account in the Grantee’s name at the Corporation’s transfer agent, currently Computershare. The Grantee is entitled to vote the shares of Restricted Stock.
Dividends declared on unvested shares of Restricted Stock will not be paid currently. Instead, amounts equal to such dividends will be credited to an account established on behalf of the Grantee, and such amounts will be deemed to be invested in additional shares of the Corporation’s common stock (“Dividend Equivalents”). Such Dividend Equivalents will be subject to the same vesting schedule to which the Restricted Stock is subject. At the time that the underlying Restricted Stock vests, the amount of Dividend Equivalents allocable to such Restricted Stock will also vest and will be settled in shares of the Corporation’s common stock (provided that any fractional share amount shall be paid in cash). Dividend Equivalents declared on unvested shares of Restricted Stock are not subject to income tax until vesting, at which time they are taxed as ordinary income.
The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any transfer or sale by the Grantee of any shares of Common Stock, including without limitation (a) restrictions under an insider trading policy and (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the shares of the Corporation’s common stock. The sale of the shares must also comply with other applicable laws and regulations governing the sale of such shares.

As an essential term of this award, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described herein for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. By accepting this award, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and the Grantee authorizes the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of the Corporation’s common stock. The Grantee acknowledges that Data may be held to implement, administer and manage the Grantee’s participation in the Plan as determined by the Corporation, and that the Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing the Grantee’s consent may adversely affect the Grantee’s ability to participate in the Plan.
The Corporation may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Grantee’s term of service with the Corporation and thereafter until withdrawn in writing by Grantee.
“Disability” means the absence of the Grantee from the Corporation’s Board of Directors duties for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and reasonably acceptable to the Grantee or the Grantee’s legal representative.
The Grantee is deemed to accept this award of Restricted Stock under this Agreement and to agree that such award is subject to the terms and conditions set forth in this Agreement and the Plan unless the Grantee provides the Corporation written notification of the Grantee’s rejection of this award of Restricted Stock not later than 30 days after the Grantee’s receipt of notice of the posting of this Agreement on-line or through electronic means (in which case such award will be forfeited and the Grantee shall have no further right or interest therein as of such date).